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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (including any amendments thereto) of our report dated March 4, 2004 (except as to Note 14, as to which the date is March 25, 2004), which appears on page F-1 of the annual report on Form 10-KSB of Cash Systems, Inc. and subsidiaries for the year ended December 31, 2003, and to reference to our Firm in this Registration Statement (including any amendments thereto).




                                          /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
November 29, 2004